Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888 260-5357 Fax : 888 909-1033

OTCQX: NGLD

NEVADA CANYON ANNOUNCES COMPLETION OF AIRBORNE GEOPHYSICAL SURVEY AT THE LAPON CANYON GOLD PROJECT

Reno, Nevada. May 27, 2026 - Nevada Canyon Gold Corp. (OTCQX: NGLD) (the “Company” or “Nevada Canyon”) is pleased to announce the completion of the first geophysical survey at the Lapon Canyon Gold Project, (the “Project” or “Lapon Canyon”), as reported by Walker River Resources Corp. (TSX-V:WRR) (“Walker River”) (see WRR news release 05-27-2026). The survey, which covered the entirety of the Lapon Gold Project, consisted of approximately 496 line-kilometres of airborne magnetic and radiometric surveying, including 3D unconstrained magnetic susceptibility inversion modeling. The results have enhanced the Company’s understanding of the structural and alteration framework controlling gold mineralization at the Lapon Gold Project. The 2026 drill program, starting shortly, will utilize these and prior results to determine targets and complete the Projects first 43-101 compliant mineral resource estimate expected later this year. The Lapon Canyon Project is located within the prolific Walker Lane gold trend in Nevada, 40 miles southeast of Yerington NV. Nevada Canyon has an $5M Exploration Earn-in Agreement for 50% of the Project (see news release 02-03-2025) and holds a 3% Net Smelter Royalty (“NSR”) on the Project.

Highlights:

●	Property-wide airborne magnetic and radiometric survey completed to support structural interpretation and hydrothermal alteration targeting
●	Several magnetic low and radiometric anomalies spatially correlate with known gold mineralization and drill intercepts, suggesting a potentially larger mineralized hydrothermal system than previously recognized
●	RTP magnetic maps and 3D magnetic susceptibility inversion modeling defines an interpreted magnetite-destructive hydrothermal alteration zone, traceable in the inversion model to >900 m depth.
●	Geophysical signatures associated with the deposit area highlight additional exploration potential north and south of the Central Zone and Hotspot areas

Initial interpretation of the geophysical dataset identified several magnetic and radiometric anomalies spatially associated with known gold mineralization and positive drill results. At Lapon, intrusion-hosted gold mineralization appears closely associated with localized magnetic low features identified within the 3D magnetic susceptibility inversion model.

The magnetic and radiometric survey results have also enhanced the Company’s understanding of the structural and alteration framework controlling gold mineralization at the Project. Magnetic susceptibility inversion modeling has defined a coherent northeast-southwest trending magnetic low spatially coincident with drilling-defined mineralization. The magnetic low remains open both at depth and along strike, suggesting the hydrothermal alteration system associated with mineralization may extend beyond the limits of current drilling. The interpreted mineralized corridor is bounded by magnetic high features that may represent lithologic or structural controls influencing hydrothermal fluid flow and gold deposition.

“The airborne geophysical survey results at Lapon are very exciting. The presence of geophysical anomalies that coincide to the same location as the positive 2025 drill results within dioritic and monzonitic units, significantly increases the gold mineralization potential at the Project, opening new areas for exploration and potential discovery of intrusive hosted iron oxide-based gold mineralization.” commented Lisa Doddridge, President and Director of the Company. “The survey results continue to demonstrate the significant value potential of the project. We are on track to deliver the first NI 43-101 compliant resource by the end of this year, while continuing to advance the Project.”

The equipment used for the airborne geophysical survey, conducted by Precision Geo Surveys U.S. Inc., included an Airbus AS350 helicopter equipped with a Scintrex CS -3 cesium vapor airborne magnetometer and a Medusa gamma spectrometry system. Survey lines were flown at 100-metre spacings with an average terrain clearance of approximately 30 metres above ground level. Selected infill areas at Lapon Canyon and Pikes Peak were surveyed at 50-metre line spacings to provide enhanced data resolution.

Figure 1. (Left) Magnetic susceptibility 3D inversion block model with drill traces and downhole assays. (Right) Plan view RTP magnetic map of the Lapon Canyon property with drill traces and downhole assays.

Radiometric interpretation identified coincident potassium-to-uranium (“K/U”) and potassium-to-thorium (“K/Th”) ratio highs spatially associated with known gold mineralization, a magnetic low anomaly, and a prominent northeast-southwest regional lineament. The mineralized zone occurs within a potassium-enriched domain along a sharp radiometric boundary interpreted to represent a major structural and/or lithological corridor that focused hydrothermal fluid flow and gold deposition. Elevated potassium relative to uranium and thorium is consistent with hydrothermal alteration and provides independent support for the interpreted mineralized system at Lapon. The strong correlation between radiometric anomalies, magnetics, and drilling-defined mineralization demonstrates the survey’s effectiveness in defining controls on gold mineralization and prioritizing additional drill targets along strike and at depth.

Figure 2. Plan view sections of the Lapon Canyon property showing %K/eU ppm and %K/eTh radiometric response with drill traces and downhole assays.

Results from the geophysical survey will also be utilized to identify and prioritize potential deeper-seated intrusive bodies, including monzonitic and porphyritic intrusive phases, as well as associated gold-bearing feeder structures identified during the 2025 drill campaign. The dataset will additionally support geological mapping, structural interpretation, and future drill targeting across the Project.

Historically, gold mineralization at Lapon was interpreted to be largely confined to a broad, shallow, iron oxide-altered horizon. However, the 2025 drill programs identified intrusion-related gold mineralization associated with monzonitic intrusive rocks, significantly expanding the Project’s exploration potential by opening previously unrecognized deeper-seated rock units capable of hosting additional mineralization. The identification of monzonite-hosted gold mineralization suggests the possible presence of a larger intrusive-related mineralizing system, a deposit style commonly associated with significant gold mineralization in Nevada. Elevated copper values observed in multi-element geochemical analyses further support this interpretation. The results may also reflect structurally controlled feeder zones, including higher-grade intervals intersected in previous drill holes.

The next steps at Lapon Canyon include the 2026 drill program, beginning in early June, which will focus on in-fill and exploration drilling driven by the findings in the geophysical survey findings, to define the potential sources of the feeder zones and emplacement of discrete deeper seated intrusive bodies. Results from the 2026 and previous drilling programs, including the subsequent data compilation will also be used in the completion of an initial NI 43-101 compliant mineral resource on the Project, expected to be completed during 2026.

The scientific and technical information contained in this news release has been reviewed, verified and approved by Dave Nuttal P.Geo, President of Geo Exploration Ltd, who is an independent Qualified Person as defined under NI 43-101 Standards of Disclosure for Mineral Projects.

About the Lapon Canyon Project

Lapon Canyon hosts historical, high grade gold mining with approximately 2,000 feet of underground workings in three adits. Historical underground work returned numerous assay values in the one-ounce-per-ton range. (NI 43-101, Montgomery and Barr, 2004). Walker River currently holds 100% of the project and has completed considerable exploration work to date, with numerous drill hole intercepts that have indicated significant gold mineralization. The Project is located within Nevada’s Prolific Walker Lane shear zone, easily accessible by secondary state roads, located approximately 40 miles southeast of Yerington, Nevada. A state power grid transmission line passes within 2 miles of the Project. Nevada Canyon has an $5M Exploration Earn-in Agreement for 50% of the Project (see Company news release Feb. 3, 2025) and holds a 3% Net Smelter Royalty (“NSR”) on the Project.

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a flexible business model to build royalty portfolio and realize value for shareholders.

For further information please contact:

Corporate Communications Tel: 1-888-260-5357 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties, its royalties owned on properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2025, Quarterly Reports and Current Reports.